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                                                                   EXHIBIT 10.13

                             THIRD AMENDMENT TO THE
                        1997 EQUITY PARTICIPATION PLAN OF
                      WEIDER NUTRITION INTERNATIONAL, INC.

     Weider Nutrition International, Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), originally adopted the 1997 Equity Participation Plan of Weider Nutrition International, Inc. (the "Plan") effective as of February 28, 1997 and the Plan, as amended, was approved by the stockholders of the Corporation on October 29, 1998. Section 10.2 of the Plan allows the Board of Directors of the Corporation to amend the Plan in certain respects at any time or from time to time.

     In order to revise the terms for options granted to Independent Directors and to amend the Plan in certain other respects, this Third Amendment to the Plan has been adopted by the Corporation, effective as set forth herein.

     1. Effective October 3, 2001, Section 3.4(d) of the Plan is hereby amended in its entirety to read as follows:

          "(d) During the term of the Plan, Independent Directors shall be granted Options as follows:

               (i) Each person who is an Independent Director as of the date of the consummation of the initial public offering of Common Stock automatically shall be granted (1) an Option to purchase twenty thousand (20,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial public offering and (2) an Option to purchase twelve thousand five hundred (12,500) shares of Common Stock (subject to adjustment as provided in Section 10.3) on each anniversary of such date on which such Independent Director is then serving as such.

               (ii) A person who is initially elected or appointed to the Board after the consummation of the initial public offering of Common Stock and who is an Independent Director at the time of such initial election or appointment automatically shall be granted (1) an Option to purchase twenty thousand (20,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial election or appointment and
     (2) an Option to purchase twelve thousand five hundred (12,500) shares of Common Stock (subject to adjustment as provided in Section 10.3) on each anniversary of such date on which such Independent Director is then serving as such. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (1) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after Termination of Employment, Options as described in clause (2) of the preceding sentence on each anniversary of the date of Termination of Employment.

               (iii) As soon as practicable after October 3, 2001, each Independent Director who has been a member of the Board for a term of three


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     consecutive years ("Three Year Term") on or prior to October 3, 2001, shall be granted an Option to purchase fifteen thousand (15,000) shares of Common Stock (subject to adjustment as provided in Section 10.3). Each Independent Director who has not been a member of the Board for a Three Year Term prior to October 3, 2001 or who is elected or appointed to the Board after October 3, 2001 shall be granted an Option to purchase fifteen thousand (15,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) upon the completion of a Three Year Term. Upon an Independent Director's completion of any one or more additional Three Year Terms (following the grant described above in this Section 3.4(d)(iii)), such Independent Director shall be granted an additional Option to purchase fifteen thousand (15,000) shares of Common Stock (subject to adjustment as provided in Section 10.3).

     2. Effective as of October 3, 2001, the following Section 3.4(e) shall be added to the Plan:

          "(e) Through December 31, 2001, the Board shall have the authority to grant to Independent Directors Options to purchase an aggregate of sixty thousand (60,000) shares of Common Stock, subject to the terms set forth in
Article IV."

     3. Effective for grants of Options made on or after July 1, 2001, Section 4.4(a) of the Plan is hereby amended in its entirety to read as follows:

          "(a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Option or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted; and provided, further, that, except for an Option granted under Section 3.4(d)(iii), Options granted to Independent Directors shall become exercisable in cumulative annual installments of thirty-three and one-third percent (33.33%) on each of the first, second, and third anniversaries of the date of Option grant, without variation or acceleration hereunder except as provided in Section 10.3(b), and Options granted to Independent Directors under Section 3.4(d)(iii) shall be exercisable immediately upon the date of Option grant. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option (except an Option granted to an Independent Director) vests."


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         Executed at Salt Lake City, Utah as of October __, 2001.


                                       WEIDER NUTRITION INTERNATIONAL, INC.

                                       By: ________________________________




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